Exhibit 99.1

Foresight Energy LP Reports First Quarter 2020 Results

ST.  LOUIS, Missouri — (BUSINESS WIRE) — May 15, 2020 — Foresight Energy LP (“Foresight” or the “Partnership”) (OTC Pink: FELPQ) today reported financial and operating results for the first quarter ended March 31, 2020.  Foresight generated quarterly coal sales revenues of $99.1 million on sales volumes of 3.2 million tons, resulting in net income of $35.7 million (which includes $85.1 million in gains on reorganization items associated with the filing under Chapter 11 of the United States Bankruptcy Code) and Adjusted EBITDA of $12.1 million. Foresight mines safely and efficiently produced 3.8 million tons during the quarter.

Filing Under Chapter 11 of the United States Bankruptcy Code

On March 10, 2020 (the “Petition Date”), Foresight filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Foresight Chapter 11 Cases”) in the United States Bankruptcy Court for the Eastern District of Missouri (the “Bankruptcy Court”). For additional information on the Foresight Chapter 11 Cases, refer to Foresight’s amended Current Reports on Form 8-K filed with the Securities and Exchange Commission on March 10, 2020.

Consolidated Financial Results

Three Months Ended March 31, 2020 Compared to Three Months Ended March 31, 2019

Coal sales totaled $99.1 million for the first quarter 2020 compared to $267.3 million for the first quarter 2019, representing a decrease of $168.2 million, or 63%.  The decrease in coal sales revenue from the prior year period was due to lower coal sales volumes combined with lower coal sales realization per ton sold.  Coal sales volumes for the three months ended March 31, 2020 were lower as compared to the prior year period due to lower domestic and export market demand.  Lower overall coal sales realizations were primarily due to decreased pricing on export volumes, which were a function of market considerations as well as modified sales terms of our export contracts, whereby our mines are the delivery point of our export volumes in exchange for our customers bearing the responsibility and cost of transporting the coal to export facilities on the Gulf of Mexico.

Cost of coal produced was nearly $80.0 million for the first quarter 2020 compared to nearly $134.0 million for the first quarter 2019.  The decrease in cost of coal produced (excluding depreciation, depletion and amortization) from the prior year period was due to an overall decrease in produced tons sold, offset by a slight increase in the cash cost per ton sold.  The increase in cash cost per ton sold was primarily due to reduced production in response to challenging market conditions.

Transportation costs during the three months ended March 31, 2020 decreased $57.7 million as compared to the three months ended March 31, 2019. This decrease was due to a decrease in produced tons sold, a larger percentage of our sales going to the export market during the prior year period, as well as modified sales terms of our export contracts, whereby our mines are the delivery point of our export volumes in exchange for our customers bearing the responsibility and cost of transporting the coal to export facilities on the Gulf of Mexico.

The decrease in selling, general and administrative expense for the three months ended March 31, 2020 as compared to the three months ended March 31, 2019 was primarily due to decreased sales and marketing expenses resulting from lower export sales volumes.

Interest expense, net for the three months ended March 31, 2020 decreased as compared to the three months ended March 31, 2019 primarily as a result of the Foresight Chapter 11 Cases, in which interest on pre-petition debt obligations subsequent to the Petition Date is not required to be incurred or paid.

Revisions to the mine plans and modifications under a restructuring support agreement with Natural Resource Partners LP (the “NRP Restructuring Support Agreement”) associated with the Foresight Chapter 11 Cases resulted in a decrease of $5.4 million in interest expense on sale-leaseback financing arrangements during the three months ended March 31, 2020 as compared to the prior year period. We account for such changes by adjusting, in the period of the change, the life-to-date interest previously recorded on the sale-leaseback to reflect the new effective interest rate as if it was applied from the inception of the transaction (i.e., retroactively applied).

Reorganization items includes $12.8 million of legal and financial advisor professional fees related to the Foresight Chapter 11 Cases.  We expect professional fees to continue to be substantial until such time that these issues are remediated.  Also included in reorganization items are gains totaling $97.9 million on the sale-leaseback financing arrangements resulting from modifications under the NRP Restructuring Support Agreement.

Adjusted EBITDA was $12.1 million for the first quarter 2020 compared to $65.5 million for the first quarter 2019. The decrease in Adjusted EBITDA was due primarily to the overall decreased sales volumes and lower coal sales realization per ton in the current quarter.

During the first quarter 2020, Foresight used $12.2 million of cash in operations, had capital expenditures totaling $9.9 million, and had cash provided from financing activities of $49.2 million, consisting of $55.0 million of borrowings on the Partnership’s debtor-in-possession credit facility, offset by fees and other miscellaneous items.

Guidance for 2020

Based on the Foresight Chapter 11 Cases and the uncertainty, social and economic, surrounding the domestic and global impact the coronavirus disease (COVID – 19) pandemic will have on our coal markets, the Partnership is not providing guidance for 2020 at this time.

Cautionary Statement Regarding Forward-Looking Statements

This press release, and certain oral statements made by our representatives from time to time, may contain “forward-looking” statements within the meaning of the federal securities laws.  The words “propose,” “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “outlook,” “estimate,” “potential,” “continues,” “may,” “will,” “seek,” “approximately,” “predict,” “anticipate,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. Forward-looking statements also include statements about our liquidity, our capital structure and expected results of operations.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that the future developments affecting us will be those that we anticipate.

We continue to experience substantial financial, business, operational and reputational risks that threaten our ability to continue as a going concern and could materially affect our present expectations and projections. For additional information regarding known material factors that could cause our actual results to differ from those contained in or implied by forward-looking statements, please see the section entitled “Risk Factors” in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the Securities and Exchange Commission on April 6, 2020.

You are cautioned not to place undue reliance on forward-looking statements, which are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP supplemental financial measure that management and external users of the Partnership’s consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	the Partnership’s operating performance as compared to other publicly traded partnerships, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•	the Partnership’s ability to incur and service debt and fund capital expenditures; and
•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

The Partnership defines Adjusted EBITDA as net income (loss) before interest, income taxes, depreciation, depletion, amortization and accretion.  Adjusted EBITDA is also adjusted for equity-based compensation, contract amortization, restructuring items and material nonrecurring or other items, which may not reflect the trend of future results.  Adjusted EBITDA also includes any insurance recoveries received, regardless of whether they relate to the recovery of mitigation costs, the receipt of business interruption proceeds, or the recovery of losses on machinery and equipment.

The Partnership believes the presentation of Adjusted EBITDA provides useful information to investors in assessing the Partnership’s financial condition and results of operations.  Adjusted EBITDA should not be considered an alternative to net (loss) income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with U.S. GAAP, nor should Adjusted EBITDA be considered an alternative to operating surplus, adjusted operating surplus or other definitions in the Partnership’s partnership agreement.  Adjusted EBITDA has important limitations as an analytical tool because it excludes some, but not all, of the items that affects net (loss) income.  Additionally, because Adjusted EBITDA may be defined differently by other companies in the industry, and the Partnership’s definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies, the utility of such a measure is diminished.  For a reconciliation of Adjusted EBITDA to net (loss) income, please see the table below.

About Foresight Energy LP

Foresight Energy is a leading producer and marketer of thermal coal controlling nearly 2.1 billion tons of coal reserves in the Illinois Basin. Foresight Energy operates three longwall mining complexes with four longwall mining systems (Williamson (one longwall mining system), Sugar Camp (two longwall mining systems), and Hillsboro (one longwall mining system), which has fully resumed longwall mining operations in March 2020), and the Sitran river terminal on the Ohio River. With the resumption of longwall mining at Hillsboro, Foresight Energy has idled continuous miner production at its Macoupin complex. Foresight Energy’s operations are strategically located near multiple rail and river transportation access points, providing transportation cost certainty and flexibility to direct shipments to the domestic and international markets.

Contact

Cody E. Nett

Corporate Secretary

740-338-3100

Investor.relations@foresight.com

Cody.Nett@coalsource.com

Foresight Energy LP

(Debtor-In-Possession)

Unaudited Consolidated Balance Sheets

(In Thousands)

	March 31,	December 31,
	2020	2019
Assets
Current assets:
Cash and cash equivalents	$61,300	$33,905
Accounts receivable	13,289	19,241
Due from affiliates, net of reserve	16,962	23,131
Financing receivables - affiliate	—	297
Inventories, net	70,506	58,784
Deferred longwall costs	17,232	20,641
Other prepaid expenses and current assets	17,210	13,402
Contract-based intangibles	516	726
Total current assets	197,015	170,127
Property, plant, equipment and development, net	1,891,564	1,923,625
Financing receivables - affiliate, net of reserve	—	—
Prepaid royalties, net	11,382	11,382
Other assets	20,106	13,985
Total assets	$2,120,067	$2,119,119
Liabilities and partners’ capital
Current liabilities:
Current portion of long-term debt	$53,586	$1,317,302
Current portion of sale-leaseback financing arrangements	2,500	12,190
Accrued interest	390	45,885
Accounts payable	11,395	109,909
Accrued expenses and other current liabilities	47,834	58,123
Asset retirement obligations	3,313	3,313
Due to affiliates	2,325	15,836
Contract-based intangibles	5,918	6,268
Total current liabilities	127,261	1,568,826
Long-term debt	—	—
Sale-leaseback financing arrangements	56,608	147,915
Asset retirement obligations	53,372	55,643
Other long-term liabilities	6,853	14,480
Contract-based intangibles	59,307	60,624
Total liabilities not subject to compromise	303,401	1,847,488
Liabilities subject to compromise	1,509,337	—
Total liabilities	1,812,738	1,847,488
Limited partners' capital:
Common unitholders (80,997 units outstanding as of March 31, 2020 and December 31, 2019)	217,397	197,586
Subordinated unitholder (64,955 units outstanding as of March 31, 2020 and December 31, 2019)	89,932	74,045
Total partners' capital	307,329	271,631
Total liabilities and partners' capital	$2,120,067	$2,119,119

Foresight Energy LP

(Debtor-In-Possession)

Unaudited Consolidated Statement of Operations

(In Thousands, Except Per Unit Data)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Revenues:
Coal sales	$99,142	$267,337
Other revenues	547	1,735
Total revenues	99,689	269,072

Costs and expenses:
Cost of coal produced (excluding depreciation, depletion and amortization)	79,985	133,981
Cost of coal purchased	—	2,375
Transportation	1,103	58,834
Depreciation, depletion and amortization	36,511	46,548
Contract amortization	(1,456)	(1,686)
Accretion on asset retirement obligations	684	551
Selling, general and administrative	6,582	8,647
Other operating (income) expense, net	(33)	(67)
Operating (loss) income	(23,687)	19,889
Other expenses
Interest expense, net	25,204	30,817
Interest expense, net - sale-leaseback financing arrangements	539	5,893
Reorganization items, net	(85,128)	—
Net income (loss)	$35,698	$(16,821)

Net income (loss) available to limited partner units - basic and diluted:
Common unitholders	$19,811	$(7,168)
Subordinated unitholder	$15,887	$(9,653)

Net income (loss) per limited partner unit - basic and diluted:
Common unitholders	$0.24	$(0.09)
Subordinated unitholder	$0.24	$(0.15)

Weighted average limited partner units outstanding - basic and diluted:
Common units	80,997	80,915
Subordinated units	64,955	64,955

Distributions declared per limited partner unit	$—	$0.06

Foresight Energy LP

(Debtor-In-Possession)

Unaudited Consolidated Statements of Cash Flows

(In Thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019
Cash flows from operating activities
Net income (loss)	$35,698	$(16,821)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation, depletion and amortization	36,511	46,548
Amortization of debt discount	1,025	700
Contract amortization	(1,456)	(1,686)
Accretion on asset retirement obligations	684	551
Equity-based compensation	—	233
Non-cash reorganization items, net	(97,878)	—
Changes in operating assets and liabilities:
Accounts receivable	5,952	4,974
Due from/to affiliates, net	4,952	9,519
Inventories	(6,248)	(4,228)
Prepaid expenses and other assets	(6,520)	(9,235)
Prepaid royalties	—	5
Accounts payable	(5,395)	17,062
Accrued interest	20,945	7,380
Accrued expenses and other current and long-term liabilities	(536)	(6,157)
Other	74	322
Net cash (used in) provided by operating activities	(12,192)	49,167
Cash flows from investing activities
Investment in property, plant, equipment and development	(9,924)	(35,096)
Return of investment on financing arrangements with Murray Energy (affiliate)	297	823
Net cash used in investing activities	(9,627)	(34,273)
Cash flows from financing activities
Borrowings under DIP facility	55,000	—
Borrowings under revolving credit facility	—	21,000
Payments on revolving credit facility	—	(13,000)
Payments on long-term debt and finance lease obligations	—	(10,709)
Distributions paid	—	(4,856)
Payment of debt issuance costs	(1,682)	—
Payments on sale-leaseback and short-term financing arrangements	(4,104)	(4,112)
Net cash provided by (used in) financing activities	49,214	(11,677)
Net increase in cash and cash equivalents	27,395	3,217
Cash and cash equivalents, beginning of period	33,905	269
Cash and cash equivalents, end of period	$61,300	$3,486

Reconciliation of U.S. GAAP Net Loss Attributable to Controlling Interests to Adjusted EBITDA (In Thousands)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Three Months Ended December 31, 2019
Net income (loss)	$35,698	$(16,821)	$(235,849)
Interest expense, net	25,204	30,817	30,819
Interest (benefit) expense, net - sale-leaseback financing arrangements	539	5,893	(26,517)
Depreciation, depletion and amortization	36,511	46,548	50,330
Accretion on asset retirement obligations	684	551	552
Contract amortization	(1,456)	(1,686)	(1,880)
Equity-based compensation	—	233	(538)
Long-lived asset impairments	—	—	143,587
Reserve on financing receivables - affiliate	—	—	60,408
Reorganization items, net	(85,128)	—	6,533
Adjusted EBITDA	$12,052	$65,535	$27,445

Operating Metrics (In Thousands, Except Per Ton Data)

	Three Months Ended March 31, 2020	Three Months Ended March 31, 2019	Three Months Ended December 31, 2019
Produced tons sold	3,232	5,646	4,332
Purchased tons sold	—	50	38
Total tons sold	3,232	5,696	4,370

Tons produced	3,819	6,065	3,477

Coal sales realization per ton sold(1)	$30.68	$46.93	$36.86
Cash cost per ton sold(2)	$24.75	$23.73	$27.43
Netback to mine realization per ton sold(3)	$30.33	$36.61	$28.91

(1) - Coal sales realization per ton sold is defined as coal sales divided by total tons sold.
(2) - Cash cost per ton sold is defined as cost of coal produced (excluding depreciation, depletion and amortization) divided by produced tons sold.
(3) - Netback to mine realization per ton sold is defined as coal sales less transportation expense divided by tons sold.